Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to

Section 906 of the Sarbanes-oxley act of 2002

I, Scott Beck, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Gloo Holdings, Inc. for the fiscal quarter ended October 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Gloo Holdings, Inc.

Date: December 23, 2025	By:	/s/ Scott Beck
Scott Beck
Chief Executive Officer
(Principal Executive Officer)

I, Paul Seamon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Gloo Holdings, Inc. for the fiscal quarter ended October 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q of Gloo Holdings, Inc. fairly presents, in all material respects, the financial condition and results of operations of Gloo Holdings, Inc.

Date: December 23, 2025	By:	/s/ Paul Seamon
Paul Seamon
Chief Financial Officer
(Principal Financial Officer)